UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2005

                               NUTRITION 21, INC.
               (Exact name of registrant as specified in its charter)


            New York                    0-14983                 11-2653613
         ---------------       -----------------------      ------------------
         (State or Other       (Commission file Number)      (IRS Employer
         Jurisdiction of                                    Identification No.)
         Incorporation)

4 Manhattanville Road, Purchase, New York              10577
(Address of Principal Executive Offices)             (Zip Code)

Registrant's telephone number, including area code: (914) 701-4500

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Entry into a Material Definitive Agreement

On March 31, 2005, Nutrition 21, Inc. (the "Company") entered into a Securities Purchase Agreement under which the Company for $9,600,000 sold to private investors 9,600 shares of 6% Series I Convertible Preferred Stock and warrants to purchase 2,948,662 shares of common stock at $1.31 per share. See Item 3.02 for further information.

Item 3.02 Unregistered Sales of Equity Securities.

(a) Pursuant to the Securities Purchase Agreement referred to in Item 1.02, the Company on March 31, 2005 for $9,600,000 sold to private investors 9,600 shares of 6% Series I Convertible Preferred Stock (the "Preferred Stock") and warrants (the "Warrants") to purchase 2,948,662 shares of common stock at $1.31 per share.

(b) Bristol Investment Group, Inc. ("Bristol'") acted as placement agent for the Company in connection with the financing. The Company paid $320,000 and 300,000 Warrants in fees to Bristol.

(c) The securities were issued in a private placement under the exemption set forth in Section 4(2) of the Securities Act of 1993 Act (the "Act") and Rule 506 thereunder from the registration requirements under the Act.

(d) Each share of Preferred Stock has a stated value of $1,000 per share. The Preferred Stock is convertible into common stock at the option of the holders at $1.25 per share, subject to anti-dilution provisions. Subject to certain conditions, the Company can force conversion of the Preferred Stock if the volume weighted average price of the common stock is at least $3.76 for 20 consecutive trading days. The Preferred Stock pays cumulative dividends at the annual rate of 6%. Dividends are payable in cash, provided that in certain circumstances dividends may be paid in shares of common stock valued at 90% of the then volume weighted average price. The Company must redeem the Preferred Stock at the original issue price plus accrued dividends on March 31, 2009. The Agreement also provides for early redemption of the Preferred Stock on the occurrence of certain default events.

(e) The Warrants are exercisable commencing October 1, 2005 and ending on March 30, 2010 at $1.31 per share subject to anti-dilution provisions and other limitations. The Warrants may be exercised on a cashless basis (i.e., by deducting from the number of shares otherwise issuable on exercise a number of shares that have a then market value equal to the exercise price) after March 31, 2006 so long as no registration statement is in effect with respect to the sale of shares issuable on exercise.

(f) The Company has agreed to file a registration statement to register all of the shares of common stock issuable as dividends and upon conversion of the Preferred Shares and exercise of the Warrants. The registration statement also covers shares that may be issued in certain circumstances such as dividend payments made in common shares.

(g) The foregoing summary is qualified by reference to the actual terms of the instruments that are included as exhibits with this filing.

Item 5.02

Effective as of March 31, 2005, the Company elected John L. Cassis as a director. Mr. Cassis is a Principal of Cross Atlantic Partners, Inc. Cross Atlantic Partners, Inc. for $3,000,000 purchased 3,000 shares of Preferred Stock and 921,457 Warrants in the private placement referred to in Item 3.02.

Item 9.01 Exhibits

      Exhibit 4.1 Form of Securities Purchase Agreement
      Exhibit 4.2 Form of Certificate of Designation of Preferences, Rights and Limitations of Series I 6% Convertible Preferred Stock
      Exhibit 4.3 Form of Registration Rights Agreement
      Exhibit 4.4 Form of Common Stock Purchase Warrant
      Exhibit 4.5 Letter Agreement dated March 9, 2005 with Bristol Investment Group, Inc.
      Exhibit 99.1 Press Release issued by the Registrant on April 1, 2005

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                          Nutrition 21, Inc.
                                          (Registrant)


      Date: April 4, 2005                 By: /s/ Gail Montgomery
                                              -------------------
                                                  Gail Montgomery
                                                  President & CEO